Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 2 to the Schedule 13D originally filed on August 21, 2008 (including additional amendments thereto) with respect to the shares of Common Stock, $0.01 par value, of Perfumania Holdings, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  April 30, 2012

RGARCIA INVESTMENT HOLDINGS, LLC

By:	/S/ RENE GARCIA
	Name:	Rene Garcia
	Title:	Manager

GARCIA 2012 FAMILY DYNASTY TRUST #2

By:	/S/ JACQUELINE MARIE GARCIA HALEY
	Name:	Jacqueline Marie Garcia Haley
	Title:	Co-Trustee

GARCIA 2012 FAMILY DYNASTY TRUST #3

By:	/S/ JACQUELINE MARIE GARCIA HALEY
	Name:	Jacqueline Marie Garcia Haley
	Title:	Co-Trustee

CAROLINA MARIE GARCIA PIREZ 2012 DYNASTY TRUST

By:	/S/ MARSHA G. WALTERS
	Name:	Marsha G. Walters
	Title:	AVP/Trust Officer

JACQUELINE MARIE GARCIA HALEY 2012 DYNASTY TRUST

By:	/S/ MARSHA G. WALTERS
	Name:	Marsha G. Walters
	Title:	AVP/Trust Officer

VICTOR GARCIA 2012 DYNASTY TRUST

By:	/S/ MARSHA G. WALTERS
	Name:	Marsha G. Walters
	Title:	AVP/Trust Officer

PREMIER TRUST, INC.

By:	/S/ MARSHA G. WALTERS
	Name:	Marsha G. Walters
	Title:	AVP/Trust Officer

JM-CO CAPITAL FUND, LLC

By:	/S/ JACQUELINE MARIE GARCIA HALEY
	Name:	Jacqueline Marie Garcia Haley
	Title:	Manager

JACAVI INVESTMENTS, LLC

By:	/S/ JACQUELINE MARIE GARCIA HALEY
	Name:	Jacqueline Marie Garcia Haley
	Title:	Manager

AQUA CAPITAL FUND, LLC

By:	Jacavi Investments, LLC, its Manager

By:	/S/ JACQUELINE MARIE GARCIA HALEY
	Name:	Jacqueline Marie Garcia Haley
	Title:	Manager

/S/ CAROLINA MARIE GARCIA PIREZ
CAROLINA MARIE GARCIA PIREZ

/	/S/ JACQUELINE MARIE GARCIA HALEY
JACQUELINE MARIE GARCIA HALEY

/S/ VICTOR GARCIA
VICTOR GARCIA

/S/ RENE GARCIA
RENE GARCIA